Exhibit 10 (m) (ii)

Restricted Stock Award Agreement

This agreement (the “Award Agreement”) dated as of November 21,2006 (the “Award Date”), is entered into by and between State Bancorp, Inc. (the “Company”) and Thomas M. O’Brien (the “Grantee”) pursuant to the terms of the Employment Agreement dated as of November 6, 2006 (the “Employment Agreement”) among the Grantee, the Company and State Bank of Long Island (the “Bank”).

1. Grant. In consideration of the Grantee’s acceptance of employment with the Company and the Bank and execution of the Employment Agreement and pursuant to the terms of the Employment Agreement, the Company hereby awards to Grantee a total of 83,612 shares of the Company’s common stock, $5.00 par value (the “Restricted Stock”), subject to the restrictions set forth herein.

2. Restrictions.

a. During the period commencing as of the Award Date and until such time as the Restricted Stock shall have vested in accordance with this Section 3 (the “Restricted Period”), the Restricted Stock shall remain subject to forfeiture and other restrictions set forth herein.

b. None of the Restricted Stock may be sold, exchanged transferred, pledged, hypothecated, assigned or otherwise encumbered or disposed of until they shall have vested in accordance with this Section 2.

c. Subject to the Grantee’s continued employment with the Company (or a Subsidiary thereof), and except as provided below, the Restricted Stock shall vest in twenty (20) equal quarterly installments commencing with the end of the first quarter in which the Employment Commencement Date (as defined in the Employment Agreement) occurs.

d. If the Grantee’s termination of employment is due to death, the entire unvested portion of the Restricted Stock shall vest as of the date of the Grantee’s death.

e. If the Grantee’s termination of employment is due to the determination of the Grantee’s disability pursuant to Section 10 of the Employment Agreement, the Restricted Stock shall continue to vest as if the Grantee remained in the active service of the Company and its Subsidiaries, and, in the event of the Grantee’s death prior to full vesting of the Restricted Stock, any unvested portion of the Options shall vest as of the date of the Grantee’s death.

f. If the Grantee’s employment is terminated by the Bank with Cause (as defined in the Employment Agreement), any unvested Restricted Stock shall be forfeited. If the Board of Directors of the Company (the “Board”) shall have temporarily suspended the Grantee’s duties pursuant to the Employment Agreement while any proceeding to discharge the Grantee with Cause is pending, the Board may, by written notice to the Grantee, also temporarily suspend the vesting of the Restricted Stock.

g. If the Grantee’s employment is terminated by the Bank for any reason other than Cause or disability, any unvested Restricted Stock shall vest as of the date of such termination of employment.

h. If the Grantee resigns with Good Reason (as defined in the Employment Agreement), any unvested Restricted Stock shall vest as of the date of termination of employment.

i. If the Grantee resigns without Good Reason, any unvested Restricted Stock shall be forfeited.

3. Rights as Stockholder.

a. During the Restricted Period, the Restricted Stock shall be recorded by the Company's transfer agent on the Company's stock transfer records in a book entry account in the name of the Grantee. Within thirty (30) days following request by the Grantee, the vested portion of the Restricted Stock will be distributed to the Grantee or his or her legal representative by the delivery of a stock certificate or another method mutually agreeable to the Grantee and the Company. Notwithstanding the foregoing, distribution of the Restricted Stock shall be made in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. By signing this Award Agreement, the Grantee specifically acknowledges that the foregoing sentence may result in a six (6) month delay in the distribution of Restricted Stock.

b. The Grantee shall be entitled to receive dividends and shall have the right to vote the Restricted Stock granted hereunder and shall have all other shareholders’ rights with respect to the Restricted Stock, with the exception that (i) the Grantee will not be entitled to delivery of the stock certificate representing the forfeitable portion of the Restricted Stock during the applicable Restricted Period, (ii) the Company will retain custody of the forfeitable portion of the Restricted Stock during the applicable Restricted Period, (iii) failure to attain any vesting conditions in this Award Agreement shall cause the forfeiture of the unvested Restricted Stock and (iv) if any stock dividends are paid or any other adjustment is made upon a change in the capital structure of the Company, any new, substituted or additional securities or other property (other than cash dividends) to which the Grantee is entitled by reason of the Restricted Stock will be immediately subject to the same restrictions as the Restricted Stock with respect to which they were issued.

c. The Grantee may, in his discretion, timely file an election under section 83(b) of the Code with respect to the Restricted Stock.

4. Governing Law. The validity, construction, interpretation and enforceability of this Award Agreement shall be determined and governed by the laws of the State of New York without regard to any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Award Agreement to the substantive law of another jurisdiction.

5. Waiver. The waiver by the Company of a breach of any provision of this Award Agreement by Grantee shall not operate or be construed as a waiver of any subsequent breach by Grantee.

6. Binding Effect. The provisions of this Award Agreement shall be binding upon the parties hereto, their successors and assigns, including, without limitation, the Company, its successors or assigns, the estate of the Grantee and the executors, administrators or trustees of such estate and any receiver, trustee in bankruptcy or representative of the creditors of the Grantee.

7. Severability. The provisions of this Award Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

8. Beneficiary Designation. The Grantee may, by written notice delivered to the Company prior to the Grantee's death, designate a beneficiary or beneficiaries who shall, upon the Grantee's death, succeed to his rights under this Award Agreement and may revoke a prior designation by similar subsequent notice.

9. Tax Withholding. No share certificates will be delivered to the Grantee unless and until the Grantee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the Restricted Stock.

10. Compliance with Securities Laws. The issuance of shares pursuant to this Award Agreement shall be subject to compliance with all applicable requirements of Federal, state and foreign law with respect to such securities and the requirements of any stock exchange or market system upon which the Company’s stock may then be listed or quoted. In addition, no share certificates shall be delivered to the Grantee unless (a) a registration statement under the Securities Act of 1933 shall at the time of such exercise or issuance be in effect with respect to the shares issuable or (b) in the opinion of legal counsel to the Company, the shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. As soon as practicable, the Company shall prepare and file with the Securities and Exchange Commission a registration statement on Form S-8 covering a sufficient number of shares of the Company’s common stock to provide for all of the common stock contemplated to be issued under this Agreement. Thereafter, the Company shall take all actions required to maintain the effectiveness of such registration statement until all common stock issuable under this Award Agreement has been so issued or forfeited. Subject to the Company’s compliance with the foregoing provisions of this Agreement, the inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained.

11. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

12. Severability. In the event any provision of this Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts hereof, and this Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

In Witness Whereof, the parties hereto have caused this Award Agreement to be executed to be effective as of the date written above.

STATE BANCORP, INC.

BY:___________________________

______________________________
THOMAS M. O’BRIEN (Grantee)